Exhibit 99.1

Investor Relations Contact:
Megan Jones
meganjones@exactsciences.com
608-535-8815

Media Contact:
Cara Connelly
cconnelly@exactsciences.com
614-302-5622

For Immediate Release

Exact Sciences Announces Preliminary Fourth Quarter 2019 Results

•
Expected total revenue of $294-296M, including Screening revenue of $229-230M, an increase of 61 percent from 2018, and Precision Oncology revenue of $65-66M for period Nov. 8, 2019 through Dec. 31, 2019

•	Expected Precision Oncology proforma revenue for full fourth quarter of $118-119M, an increase of 13 percent from 2018

MADISON, Wis., Jan. 12, 2020 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company expects to report revenue between $294 million and $296 million for the fourth quarter ended Dec. 31, 2019.

"Building off a transformative 2019, Exact Sciences is uniquely positioned to change the way cancer is diagnosed and treated," said Kevin Conroy, chairman and CEO of Exact Sciences. "Following our combination with Genomic Health, we have the leading scientific minds, an experienced commercial team with deep relationships, and the global footprint necessary to support the growth of current and future cancer diagnostics. We've never been more excited about the future of Exact Sciences."

Preliminary, Unaudited Fourth-Quarter 2019 Financial Results

For the three-month period ended December 31, 2019, as compared to the same period of 2018 (where applicable):

•	Expected total revenue between $294 million and $296 million

•	Expected Screening revenue between $229 million and $230 million, an increase of 61 percent

•	Expected Precision Oncology revenue between $65 million and $66 million for the period Nov. 8, 2019 through Dec. 31, 2019, following the close of the Genomic Health acquisition

•	Expected Precision Oncology proforma revenue for the full fourth quarter between $118 million and $119 million, an increase of 13 percent, assuming Genomic Health were a standalone entity

•	Cologuard® test volume was 477,000, an increase of 63 percent

•	Oncotype DX® test volume was 41,000, an increase of 14 percent

Preliminary, Unaudited 2019 Financial Results

For the twelve-month period ended December 31, 2019, as compared to the same period of 2018 (where applicable):

•
Expected total revenue between $874.5 million and $876.5 million, including Precision Oncology revenue between $65 million and $66 million for the period Nov. 8, 2019 through Dec. 31, 2019, following the close of the Genomic Health acquisition

•	Expected Screening revenue between $809.5 million and $810.5 million, an increase of 78 percent

•	Expected Precision Oncology proforma revenue between $455 million and $456 million, an increase of 16 percent, assuming Genomic Health were a standalone entity

•	Cologuard test volume was 1.68 million, an increase of 80 percent

•	Oncotype DX test volume was 156,000, an increase of 14 percent

For the fourth quarter and 2019, Screening includes revenue from Cologuard and Biomatrica products. Precision Oncology includes global Oncotype DX product revenue. Proforma revenue figures for Precision Oncology for the three and twelve-month periods ended Dec. 31, 2019 include results prior to the acquisition of Genomic Health by Exact Sciences which closed on Nov. 8, 2019.

Exact Sciences has not completed preparation of its financial statements for the fourth quarter or full year of 2019. The revenue ranges presented in this news release for the fourth quarter of 2019 and for the year ended Dec. 31, 2019 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for the fourth quarter of 2019. We are in the process of completing our customary year-end close and review procedures as of and for the year ended Dec. 31, 2019, and there can be no assurance that our final results for this period will not differ from these estimates. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended Dec. 31, 2019, we or our independent registered public accountants may identify items that could cause our final reported results to be materially different from the preliminary financial estimates presented herein.

Exact Sciences plans to report 2019 financial results and provide guidance during its February 2020 earnings call.

About Cologuard
Cologuard was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. Cologuard is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016) and National Comprehensive Cancer Network (2016). Cologuard is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use Cologuard if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. Cologuard is not a replacement for colonoscopy in high risk patients. Cologuard performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. Cologuard performance in repeat testing has not been evaluated.

The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for diagnostic colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again.

Medicare and most major insurers cover Cologuard. For more information about Cologuard, visit www.cologuardtest.com. Rx Only.

About Oncotype DX
The Oncotype DX® portfolio of breast, colon and prostate cancer tests applies advanced genomic science to reveal the unique biology of a tumor in order to optimize cancer treatment decisions. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test that has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. Additionally, the Oncotype DX Breast DCIS Score test predicts the likelihood of recurrence in a pre-invasive form of breast cancer called DCIS. In prostate cancer, the Oncotype DX Genomic Prostate Score® test predicts disease aggressiveness and further clarifies the current and future risk of the cancer prior to treatment intervention, and the Oncotype DX AR-V7 Nucleus Detect™ test helps determine which patients with metastatic castration-resistant prostate cancer (mCRPC) are resistant to androgen receptor (AR)-targeted therapies. The Oncotype DX AR-V7 Nucleus Detect test is performed by Epic Sciences at its centralized, CLIA-certified laboratory in San Diego and offered exclusively by Exact Sciences. With more than 1 million patients tested in more than 90 countries, the Oncotype DX tests have redefined personalized medicine by making genomics a critical part of cancer diagnosis and treatment. To learn more about Oncotype DX tests, visit www.OncotypeIQ.com, www.MyBreastCancerTreatment.org or www.MyProstateCancerTreatment.org.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of Cologuard and Oncotype DX, Exact Sciences is investing in its product pipeline to take on some of the deadliest cancers and improve patient care. Exact Sciences unites visionary collaborators to help advance the fight against cancer. For more information, please visit the company's website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales, marketing and patient adherence efforts, expectations concerning payer reimbursement, the anticipated results of our product development efforts and the anticipated benefits of our acquisition of Genomic Health, including estimated synergies and other financial impacts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition from other cancer screening and diagnostic products and services; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively utilize strategic partnerships, such as through our Promotion Agreement with Pfizer, Inc., and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our acquisition of Genomic Health cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Genomic Health’s operations will be greater than expected; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and the other risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.